AGREEMENT AND PLAN OF REORGANIZATION

     This Agreement is made as of the 27th day of November, 2000 by and among Ethika Corporation, a Mississippi corporation (hereinafter referred to as "ETKA") TRADEQUEST, Inc., a Utah corporation (hereinafter referred to as "TRADEQUEST"), and the holders of one hundred percent of the outstanding shares of common stock of Tradequest (hereinafter referred to individually by name or as the "TRADEQUEST Shareholders" collectively).

     This Agreement provides for the exchange of all of the outstanding common stock of TRADEQUEST for 2,000,000 shares of common voting stock of ETKA (representing not less than eighty percent (80%) of the then outstanding shares of ETKA common stock), and other valuable consideration, all for the purpose of and TRADEQUEST being a wholly owned subsidiary of ETKA and ETKA carrying on the business of TRADEQUEST as set forth herein.


                                    AGREEMENT

     Now, therefore, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:

                ARTICLE 1: REPRESENTATIONS AND WARRANTIES OF ETKA

     As an inducement to, and to obtain the reliance of TRADEQUEST, ETKA represents and warrants as follows:

     1.1. Organization, Good Standing, Power, Etc. ETKA (i) is a corporation duly organized, validly existing and in good standing under the law of the State of Mississippi; (ii) is qualified or authorized to do business as a foreign corporation and is in good standing in all jurisdictions in which qualification or authorization may be required; and (iii) has all requisite corporate power and authority, licenses and permits to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

     1.2. Articles of Incorporation and Bylaws. Prior to execution of this Agreement by both parties, ETKA has furnished to TRADEQUEST's representatives complete and correct copies of (i) its Articles of Incorporation, as amended to date, and (ii) its Bylaws, as amended to date. ETKA' Articles of Incorporation and Bylaws are in full force and effect, and they are not in violation of any of the provisions thereof.

     1.3 Capitalization. The authorized capital stock of ETKA consists solely of 50,000,000 shares of Common Stock, $1.00 par value, (the "ETKA Common Stock"), of which, on the date hereof 28,360,346 shares are issued and outstanding and no shares are held in the treasury of ETKA. At the Closing of this Agreement:

     1.3.1 5,000,000 outstanding ETKA shares will have been purchased by and cancelled by ETKA;

     1.3.2 The remaining ETKA outstanding shares will have been reverse split on a fifty to one (50 to 1) basis with fractional shares rounded up to the next whole multiple of fifty shares; and

     1.3.3 Up to 2,000,000 post reverse split shares of ETKA Common Stock (representing not less than eighty percent (80%) of the then outstanding shares of ETKA common stock) will have been lawfully and validly issued to the Shareholders of TRADEQUEST. All of such issued and outstanding shares of the ETKA Common Stock have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof and were not issued in violation of the preemptive or other rights of any person.

     1.4 Options, Warrants, Rights, Etc. By closing, ETKA will not have outstanding any options, warrants or other rights to purchase or convert any obligation into, any shares of the ETKA Common Stock, nor any instruments or obligations to confer or create such rights except the outstanding options held by the current directors of ETKA which on or before Closing will have been amended in the form attached hereto as Exhibit 1.4.

     1.5. Authorization of Agreement. This Agreement has been or will be at Closing, duly and validly authorized, executed and delivered by ETKA.

     1.6. Tax Matters. On or before Closing, ETKA will have prepared and filed with the appropriate United States, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns required to be filed; ETKA will have paid all taxes shown on such tax returns to be payable or which have become due pursuant to any assessment, deficiency, notice, 30 day letter or similar notice received by it; and the provisions for income taxes payable in the Balance Sheets of ETKA delivered to TRADEQUEST are sufficient for all accrued and unpaid taxes, whether or not disputed and for all periods to and including the date of such Balance Sheet. On or before Closing, ETKA will provide true and accurate copies of all tax returns filed for the last three fiscal years, together with a balance sheet and income statement as of the date of this Agreement. The balance sheet and income statement of ETKA shall be updated through Closing.

     1.7. Compliance with Applicable Laws. The conduct by ETKA of their business does not violate or infringe on any domestic (federal, state or local) or foreign law, statute, ordinance or regulation now in effect, or, to the knowledge of ETKA proposed to be adopted, the enforcement of which would materially and adversely affect its business or the value of its properties or assets.

     1.8. Litigation. There is no material claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal, or to the knowledge of ETKA, threatened, against, relating to or affecting ETKA or any of its properties or business, or the transactions contemplated by this Agreement; nor to the knowledge of ETKA is there any basis for any such material claim, action, suit, proceeding, arbitration, investigation or inquiry which may have any adverse effect upon the assets, properties or business of ETKA, or the transactions contemplated by this Agreement. Neither ETKA nor any officer, director, partner or employee of ETKA, have been permanently or temporarily enjoined by order, judgment or decree of any court or other tribunal or any agency from engaging in or continuing any conduct or practice in connection with the business engaged in by ETKA. There is not in existence at present any order, judgment or decree of any court or other tribunal or any agency enjoining or requiring ETKA to take any material action of any kind or to which ETKA or its business, properties or assets are subject or bound. ETKA is not in default under any order, license, regulation or demand of any federal, state or municipal or other governmental agency or with respect to any order, writ, injunction or decree or any court which would have a materially adverse impact upon ETKA' operations or affairs.

     1.9. Other Information. As disclosed to TRADEQUEST, none of the information and documents made or to be made available by ETKA or any of its representatives to TRADEQUEST or any of its representatives in connection with the transactions contemplated by this Agreement is materially false or misleading or contains any material misstatements of fact or omits any material fact necessary to be stated in order to make the statements therein not misleading.

     1.10. No Adverse Changes. Since the date of ETKA' most recent financial statements, there has been no material adverse change in ETKA' financial condition, assets, liabilities, or business.

     1.11. Exchange Act Filings and Financial Statements. On or before Closing, ETKA has delivered to TRADEQUEST true and accurate copies of all Financial Statements and reports filed by ETKA with the United States Securities and Exchange Commission (the SEC) pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the 1934 Act) including without limitation, registration statements, 10-KSB's, 10-QSB's, Form 8-K's, etc. for each of the annual, quarterly or other fiscal periods for the past three fiscal years. ETKA financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years or periods and fairly present the financial position and results of operations of ETKA as of the respective dates and for the periods indicated in such statements. The Balance Sheets of ETKA included in the statements make full and adequate provision for all obligations, liabilities or commitments (fixed and contingent) of ETKA as of their respective dates. As of the date of such financial statements, ETKA had no material obligations, liabilities or commitments (fixed or contingent) not required to be reserved against in the foregoing financial statements or disclosed in the notes thereto in accordance with generally accepted accounting principles, and since the date of the most recent balance sheet has not incurred any material obligations, liabilities, defaults or commitments except the transactions contemplated by this Agreement. ETKA will file all reports required of it under the 1934 Act as a result of this transaction, including a Form 8-K.

     1.12 Shareholder Approval of Reorganization Terms. The reverse split of outstanding ETKA common stock, the name change of ETKA, the elimination of par value and changes to the number of directors upon completion of a reorganization agreement such as this Agreement was duly authorized by the stockholders of ETKA on or about June 25, 1999.

     1.13 Payment of ETKA Obligations/Balance at Closing. At Closing, ETKA shall have paid or otherwise settled all outstanding accounts payable and have account balances of not greater than $1,000.


                    ARTICLE 2: REPRESENTATIONS AND WARRANTIES
                                  OF TRADEQUEST

     As an inducement to, and to obtain the reliance of ETKA, TRADEQUEST represent and warrant as follows:

     2.1. Organization, Good Standing, Power, Etc. TRADEQUEST (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and (ii) has all requisite corporate power and authority, licenses, permits and franchises to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

     2.2. Certificate of Incorporation and Bylaws. Prior to execution of this Agreement by both parties, TRADEQUEST will furnish to ETKA' representatives a complete and correct copy of (i) TRADEQUEST's Certificate of Incorporation, as amended to date; and, (ii) TRADEQUEST's Bylaws, as amended to date. As of such date and the date of Closing, TRADEQUEST's Certificate of Incorporation and Bylaws are and shall be in full force and effect, and TRADEQUEST is not and shall not be in violation of any of the provisions thereof.

     2.3. Capitalization. As of the date hereof the authorized capital stock of TRADEQUEST will consist solely of ______ Common Shares with a par value of __ per share. By Closing ______ shares of Common Stock will have been issued and outstanding and no shares are held in the treasury of TRADEQUEST. All of such issued and outstanding shares of TRADEQUEST Common Stock have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof.

     2.4. Options, Warrants, Rights, Etc. By closing, TRADEQUEST will not have outstanding any options, warrants or other rights to purchase or convert any obligation into, any shares of the TRADEQUEST Common Stock, nor any instruments or obligations to confer or create such rights.

     2.5 Subsidiaries. TRADEQUEST does not have any subsidiaries and does not own a controlling interest in any capital stock of any corporation except as disclosed on Exhibit 2.5.

     2.6. Authorization of Agreement. This Agreement has been or will be at Closing duly and validly authorized, executed and delivered by TRADEQUEST.

     2.7. Financial Statements. TRADEQUEST has delivered or will deliver prior to Closing, to ETKA audited financial statements of TRADEQUEST for its most recent fiscal year ending June 30, 2000. These financial statements have been prepared to the best of TRADEQUEST's ability in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years or periods, are correct and complete and to the best knowledge of TRADEQUEST's management fairly present the financial position and results of operations of TRADEQUEST as of the date thereof and for the periods indicated in such statements. The Balance Sheets of TRADEQUEST included in the statements makes full and adequate provisions for all obligations, liabilities or commitments (fixed and contingent) of TRADEQUEST as of their respective dates. As of the date of such financial statements, TRADEQUEST has no undisclosed obligations, liabilities or commitments (fixed or contingent) not required to be reserved against in the foregoing financial statements or disclosed in the notes thereto in accordance with generally accepted accounting principles, except the transactions contemplated by this Agreement.

     2.8. Tax Matters. On or before Closing, TRADEQUEST will have prepared and filed with the appropriate United States, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns required to be filed; TRADEQUEST will have paid all taxes shown on such tax returns to be payable or which have become due pursuant to any assessment, deficiency, notice, 30 day letter or similar notice received by it; and the provisions for income taxes payable in the Balance Sheets of TRADEQUEST delivered to ETKA are sufficient for all accrued and unpaid taxes, whether or not disputed and for all periods to and including the date of such Balance Sheet. On or before Closing, TRADEQUEST will provide true and accurate copies of all tax returns filed since its date of incorporation, together with a balance sheet and income statement as of the date of this Agreement. The balance sheet and income statement of TRADEQUEST shall be updated through Closing.

     2.9. Material Contracts. There has not occurred any default by TRADEQUEST of any event which with the lapse of time or the election of any person other than TRADEQUEST or any combination thereof, will become a default, except defaults, if any, which will not result in any material loss to or liability of TRADEQUEST.

     2.10 Permits, Licenses, Etc. TRADEQUEST have all permits, licenses, orders and approvals of federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to carry on their business as presently conducted.

     2.11. Compliance with Applicable Laws. The conduct by TRADEQUEST of their business does not violate or infringe upon any domestic (federal, state or local) or foreign law, statute, ordinance or regulation now in effect, or, to the knowledge of TRADEQUEST proposed to be adopted, the enforcement of which would materially and adversely affect its business or the value of their properties or assets.

     2.12. Litigation. There is no material claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal, or to the knowledge of TRADEQUEST threatened, against, relating to or affecting TRADEQUEST or any of their properties or business, or the transactions contemplated by this Agreement; nor to the knowledge of TRADEQUEST is there any basis for any such material claim, action, suit, proceeding, arbitration, investigation or inquiry which may have any adverse effect upon the assets, properties or business of TRADEQUEST, or the transactions contemplated by this Agreement. Neither TRADEQUEST nor any officer, director, partner or employee of TRADEQUEST, has been permanently or temporarily enjoined by order, judgment or decree of any court or other tribunal or any agency from engaging in or continuing any conduct or practice in connection with the business engaged in by TRADEQUEST. There is not in existence at present any order, judgment or decree of any court or other tribunal or any agency enjoining or requiring TRADEQUEST to take any material action of any kind or to TRADEQUEST and their respective business, properties or assets are subject or bound. TRADEQUEST is not in default under any order, license, regulation or demand of any federal, state or municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court which would have a materially adverse impact upon TRADEQUEST's 's operations or affairs.

     2.13. Other Information. None of the information and documents which have been furnished or made available by TRADEQUEST or any of its representatives to ETKA or any of their representatives in connection with the transactions contemplated by this Agreement is materially false or misleading or contains any material misstatements of fact or omits any material fact necessary to be stated in order to make the statements therein not misleading.

     2.14. Investment Representation by TRADEQUEST Shareholders. The TRADEQUEST shareholders are acquiring shares of ETKA Common Stock issuable hereunder for their own account and agree not to distribute any shares issuable there under within the meaning of the Securities Act of 1933 (the 1933 Act), except as otherwise provided herein, unless an appropriate registration statement has been filed with the SEC or unless an exemption from registration under the 1933 Act is available according to opinion of counsel for ETKA. Each certificate for shares issued shall be stamped or otherwise imprinted with the following or a substantially similar legend:

       "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") nor any state securities laws. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an opinion of counsel acceptable to ETKA that an exemption from such registration is available."

By execution of this Agreement and the Subscription Agreement attached hereto as
Exhibit 2,14, the TRADEQUEST shareholders represent that they have sufficient investment sophistication and ability to take the financial risks associated with this transaction and those representations contained in this Section 2.14, which meet the standards for availability of an exemption from the registration requirements of the 1933 Act and from the registration and/or qualification requirements of any other applicable securities law. The foregoing notwithstanding, the Shares issuable hereunder may be registered in the name of or transferred to family members, trusts and other related parties.

     2.15. Investment Representation by ETKA. ETKA is acquiring the shares of TRADEQUEST Common Stock issuable hereunder for its own account and agrees not to distribute any shares within the meaning of the Securities Act of 1933 (the 1933
Act) unless an appropriate registration statement has been filed with the SEC or unless an exemption from registration under the 1933 Act is available according to opinion of counsel for TRADEQUEST. Each certificate for shares issued shall be stamped or otherwise imprinted with the following or a substantially similar legend:

       "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") nor any state securities laws. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an opinion of counsel acceptable to ETKA that an exemption from such registration is available."

By execution of this Agreement ETKA represents that it has sufficient investment sophistication and ability to take the financial risks associated with this transaction and those representations contained in this Section 2.15, which meet the standards for availability of an exemption from the registration requirements of the 1933 Act and from the registration and/or qualification requirements of any other applicable securities law.

                     ARTICLE 3: PLAN OF EXCHANGE AND CLOSING

     3.1. The Exchange. The issued and outstanding shares of common stock of TRADEQUEST shall be exchanged as follows for the consideration set forth herein:


     A). At Closing, the TRADEQUEST Shareholders shall deliver to ETKA, certificates representing all of the outstanding common stock of TRADEQUEST properly endorsed for transfer thereto and executed Subscription Agreements for the ETKA shares

     B). At Closing, ETKA shall deliver to the TRADEQUEST Shareholders, ETKA common shares in the form attached hereto.

     3.2. Closing. The Closing of the transactions contemplated by this Agreement shall take place on such date as may be agreed upon by the parties, but no later than December 1, 2000 (herein called the "Closing Date"), at the offices of TRADEQUEST, 448 East 6400 South, Suite 450, Murray, Utah 84107 or such other time and location as the parties may mutually agree.

     3.3. Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

     3.4 Directors of ETKA. Effective on the Closing Date of this transaction, ETKA shall deliver certified resolutions to TRADEQUEST to the effect that all existing Directors of ETKA shall have submitted their resignations effective on Closing, and the Board of Directors of ETKA shall consist of the following individuals:

                  Dean L. Casutt                     Chairman, Director
                  Arden B. Engebretson               Director
                  Russ Hansen                        Director

     3.5. Officers of ETKA. Effective on the Closing Date of this transaction ETKA shall deliver certified resolutions to TRADEQUEST to the effect that all existing executive officers and employees of ETKA shall have submitted their resignations effective on Closing, and the above Board shall have elected new officers of TRADEQUEST to consist of the following persons:

                  Dean L. Casutt            President, Chief Executive Officer
                  Loren C. Brinkerhoff      Vice President, Treasurer
                  Catherine W. Casutt       Secretary
                  Suzanne Marson            Plexus Vice President

     3.6 Amendment to Articles of Incorporation of ETKA. Effective on the Closing Date of this transaction ETKA shall deliver certified resolutions and Articles of Amendment to TRADEQUEST to the effect that:

     3.6.1 The name of ETKA shall be changed to Tradequest International, Inc.

     3.6.2 The par value of the ETKA common stock shall be eliminated.


                          ARTICLE 4: SPECIAL COVENANTS

     4.1. Due Diligence. The parties hereto shall have up to and including November 3, 2000 within which to complete their due diligence investigations on the other party and the transaction contemplated hereunder. In the event either party hereto decides, in its sole discretion, not to proceed with the Closing based on its due diligence investigation, it shall notify the other in writing on or before 5:00 P.M. Mountain Time, November 3, 2000 of such decision and this Agreement.

     4.2. Exchange of Information. Each party shall cooperate fully by exchanging information requested by the other party in a timely manner. Without in any manner reducing or otherwise mitigating the representations contained herein, each party and/or its attorneys shall have the opportunity to meet with the accountants and attorneys of the other party to discuss its respective legal and financial condition and this transaction. If this transaction is not completed, all documents received by each party and/or its attorney shall be returned to the other party and all such information so received shall be treated as confidential in accordance with Section 6.10.

     4.3. Conduct of Business. Prior to Closing, ETKA and TRADEQUEST shall each conduct their business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Neither ETKA and TRADEQUEST shall amend their Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business and with notice to the other party.

                       ARTICLE 5: CONDITIONS PRECEDENT TO
                             OBLIGATIONS OF PARTIES

     5.1. TRADEQUEST and TRADEQUEST'S SHAREHOLDERS' Closing Conditions. The obligations of TRADEQUEST and TRADEQUEST'S SHAREHOLDERS hereunder are subject to fulfillment prior to or at the Closing of each of the following conditions:

     A). Closing Date. The transactions contemplated by this Agreement shall be closed on or before December 1, 2000.

     B). Representations and Warranties. The representations and warranties of ETKA made pursuant to Article 1 above shall be true and accurate in all material respects as of the Closing Date.

     C). Performance. ETKA shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     D). No Adverse Changes. There shall not have been, since the date of the latest audited financial statements of ETKA, any materially adverse change in ETKA' financial condition, assets, liabilities or business.

     E). Current Status with Securities and Exchange Commission. ETKA shall have prepared and filed with the SEC all periodic reports required under the 1934 Act pursuant to Section 12(g) thereof.

     F). Indemnity Agreement of Fond Mondial D'Investissement ETKA shall deliver at Closing, the Indemnity Agreement of the ETKA principal shareholder, Fond Mondial D'Investissement, attached hereto as Exhibit 5.1. G, whereby Fond Mondial D'Investissement shall agree for one year from the date of Closing, to indemnify and hold TRADEQUEST harmless against any damage or liability arising against ETKA during the period of December 27, 1997 through the date of Closing.

     G). Due Diligence. TRADEQUEST and TRADEQUEST'S SHAREHOLDERS shall have completed and be satisfied with its due diligence investigation of ETKA pursuant to Article 4.1.


     5.2. ETKA' Closing Conditions. The obligations of ETKA hereunder are subject to fulfillment prior to or at the Closing of each of the following conditions:

     A). Initial Payment. Upon execution of this Agreement, TRADEQUEST shall have paid $50,000 to ETKA which shall be no refundable regardless of Closing.

     B). Closing Date. The transactions contemplated by this Agreement shall be closed on or before December 1, 2000.

     C). Representations and Warranties. The representations and warranties of TRADEQUEST made pursuant to Article 2 above, shall be true and accurate in all material respects as of the Closing Date.

     D). Performance. TRADEQUEST and TRADEQUEST Shareholders shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing including but not limited to delivery of $350,000 in certified funds payable to ETKA.

     E). No Adverse Changes. There shall not have been, since the date of the latest audited financial statements of TRADEQUEST, any materially adverse change in their financial condition, assets, liabilities or business;

     F). Due Diligence. ETKA shall have completed and be satisfied with its due diligence investigation of TRADEQUEST pursuant to Article 4.1.


                            ARTICLE 6: MISCELLANEOUS

     6.1. Expenses and Further Assurances. The parties hereto shall each bear their respective costs and expenses incurred in connection with the transactions contemplated by this Agreement. Each party hereto will use its best efforts provide any and all additional information, execute and deliver any and all documents or other written material and perform any and all acts necessary to carryout the intent of this Agreement.

     6.2. Survival of Representations, Warranties and Covenants. All of the representations, warranties and covenants made as of the date of this Agreement and as of Closing, shall survive the closing of this transaction.

     6.3. Successors and Assigns. All representations, warranties, covenants and agreements in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns whether so expressed or not.

     6.4. Governing Law. This Agreement is to be governed by and interpreted under the laws of the State of Utah, without giving effect to the principles of conflicts of laws thereof. In addition, the parties agree to venue and jurisdiction in the State or Federal Courts of the State of Utah in and for Salt Lake City.

     6.5. Section and Other Headings. The section and other headings herein contained are for convenience only and shall not be construed as part of this Agreement.

     6.6. Counterparts. This Agreement may be executed in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute but one and the same instrument.

     6.7. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     6.8. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffectual to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     6.9. Confidentiality. Each party hereto agrees with the other parties that, unless and until this Agreement has been consummated, or for a period of one (1) year from the date of this Agreement if the transaction contemplated by this Agreement is not consummated it and its representatives will hold in strict confidence all data and information obtained with respect to the other party from any representative, Officer, Director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data or information has theretofore been publicly disclosed, is a matter of public knowledge or is required by law to be publicly disclosed; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. The foregoing notwithstanding, ETKA shall be authorized to publicly announce the execution and closing of this Agreement, details thereof and a description of TRADEQUEST and the business conducted thereby.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective Officers, hereunto duly authorized, as of the date first above written.

ETHIKA CORPORATION


By: /s/ Dennis Brovarone                   ATTEST:/s/ Dennis P. Nielsen
   ------------------------                ----------------------------
Dennis Brovarone, President                Dennis P. Nielsen, Secretary


TRADEQUEST, INC.

By: /s. Dean L. Casutt                     ATTEST: /s/ Catherine W. Cassut
   ------------------------                -------------------------------
Dean L. Casutt, President                  Catherine W. Casutt
                                           Secretary/Treasurer